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                          CERTIFIED PUBLIC ACCOUNTANTS
                          BUSINESS CONSULTANTS

                                      South Shore Executive Park
                                      Ten Forbes West
                                      Braintree, MA 02184-2696

                                                Voice 781. 380.3520
                                                Fax   781.  380.7836
                                                Email info@kpmonline.com

                                                KEVIN P. MARTIN, CPA
KPM KEVIN P. MARTIN & ASSOCIATES, P.C.          KEVIN P. MARTIN, JR., CPA, MST
                                                Kenneth J. Davin, CPA
                                                Garrett H. Dalton, III, CPA, MBA
                                                Lisa A. Martin, CPA, MST




         CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         WE CONSENT TO THE INCLUSION IN THIS REGISTRATION STATEMENT ON FORM S-11 OF OUR REPORT DATED JUNE 14, 2001 ON THE AUDIT OF THE BALANCE SHEET OF BCA ASSOCIATES LIMITED PARTNERSHIP AS OF JUNE 1, 2001. WE ALSO CONSENT TO OUR FIRM UNDER THE CAPTION OF "EXPERTS."

                                     /s/ Kevin P. Martin & Associates, P.C.
                                     KEVIN P. MARTIN & ASSOCIATES, P.C.




JUNE 20, 2001
BRAINTREE, MA 02184